United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

June 8, 2009

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On June 8, 2009, PCS Edventures and Trudy Corporation jointly announced that the two companies have terminated discussions for PCS to acquire substantially all of the assets and assume certain liabilities of Trudy Corporation.  Headquartered in Norwalk, Connecticut, Trudy is a publisher of children’s educational story and novelty books, audio books and plush toys, doing business as Soundprints, Studio Mouseand Music for Little People.com.

The Board of Directors of PCS and Trudy both believe that current worldwide economic conditions and uncertainties in the companies’ respective markets have created an environment wherein the shareholders of each company will benefit from their decision to remain independent.  See Exhibit 99.1 Press Release dated June 8, 2009, a copy of which is attached hereto and incorporated herein by reference.

Item 8.01  Other Events.

See Item 7.01 and Exhibit 99.1, a Press Release dated June 8, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Description

Exhibit No.

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS Edventures!.com, Inc.

Date:	06/08/2009	By:	/s/ Anthony A. Maher
Anthony A. Maher
CEO, President and Chairman of the Board of Directors

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